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                                                                    EXHIBIT 23.1

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Tucker Anthony Sutro Deferred Compensation Plan and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements and schedules of Tucker Anthony Sutro included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

New York, New York
June 1, 2001